                            ARTICLES OF AMENDMENT
                                    TO THE
                         SECOND AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                         FIRST COMMERCIAL CORPORATION


    First Commercial Corporation, a corporation organized and existing under the laws of the State of Arkansas, by its Chief Financial Officer, does hereby certify:

    1. The name of the Corporation filing these Articles of Amendment is First Commercial Corporation (the "Corporation").

    2. The amendment to the Second Amended and Restated Articles of Incorporation of the Corporation effected by these Articles of Amendment is as follows:

        a. Subsection (a) of Article FIFTH is amended to read as follows:

            "(a)  Authorized Shares.  The total number of shares of
                  -----------------
        capital stock which this Corporation shall have authority to issue is 50,400,000, which shall consist of 50,000,000 shares of common stock, all of which shall be Three Dollars ($3.00) par value per share (the "Common Stock"), and 400,000 shares of preferred stock, all of which shall be One Dollar ($1.00) par value per share (the "Preferred Stock")."

    3.  The date of adoption of this amendment was June 20, 1996.

    4. Holders of the Corporation's Common Stock, which is the only outstanding class of capital stock of the Corporation, comprised the only voting group entitled to vote on the amendment. The number of shares of Common Stock outstanding and entitled to vote at the meeting held on June 20, 1996 was 27,343,428. Stockholders holding a total of 23,788,160 shares were present either in person or by proxy at the meeting. 23,477,522 shares were voted in favor of the amendment, 180,775 shares were voted against the amendment, and 129,863 shares were not voted.

    IN WITNESS WHEREOF, J. Lynn Wright, as Chief Financial Officer, has executed these Articles of Amendment on behalf of the Corporation on the 20th day of June, 1996.


                                          FIRST COMMERCIAL CORPORATION

                                          By:  /s/ J. Lynn Wright
                                              ------------------------
                                               J. Lynn Wright
                                               Chief Financial Officer

                            ARTICLES OF AMENDMENT
                                    TO THE
                         SECOND AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                         FIRST COMMERCIAL CORPORATION


    First Commercial Corporation, a corporation organized and existing under the laws of the State of Arkansas, by its Chief Financial Officer, does hereby certify:

    1. The name of the Corporation filing these Articles of Amendment is First Commercial Corporation (the "Corporation").

    2. The amendment to the Second Amended and Restated Articles of Incorporation of the Corporation effected by these Articles of Amendment is as follows:

        a. Subsection (a) of Article FIFTH is amended to read as follows:

            "(a)  Authorized Shares.  The total number of shares of
                  -----------------
        capital stock which this Corporation shall have authority to issue is 34,400,000, which shall consist of 34,000,000 shares of common stock, all of which shall be Three Dollars ($3.00) par value per share (the "Common Stock"), and 400,000 shares of preferred stock, all of which shall be One Dollar ($1.00) par value per share (the "Preferred Stock")."

    3.  The date of adoption of this amendment was April 20, 1993.

    4. Holders of the Corporation's Common Stock, which is the only outstanding class of capital stock of the Corporation, comprised the only voting group entitled to vote on the amendment. The number of shares of Common Stock outstanding and entitled to vote at the meeting held on April 20, 1993 was 11,475,149. Stockholders holding a total of 9,245,490 shares were present either in person or by proxy at the meeting. 8,863,016 shares were voted in favor of the amendment, and 380,864 shares were voted against the amendment.

    IN WITNESS WHEREOF, J. Lynn Wright, as Chief Financial Officer, has executed these Articles of Amendment on behalf of the Corporation on the 5th day of May, 1993.


                                          FIRST COMMERCIAL CORPORATION

                                          By:  /s/ J. Lynn Wright
                                              ------------------------
                                               J. Lynn Wright
                                               Chief Financial Officer

                            ARTICLES OF AMENDMENT
                                    TO THE
                         SECOND AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                         FIRST COMMERCIAL CORPORATION


    The undersigned, Barnett Grace and Julie V. Bova, the President and Secretary, respectively, of First Commercial Corporation, a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas (the "Corporation"), hereby certifies, with respect to the adoption of these Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Corporation, that:


    1.  The name of the Corporation is First Commercial Corporation.


    2. On January 15, 1991, the Board of Directors of the Corporation, at a meeting duly convened and held, with a quorum present and acting throughout, by resolutions unanimously duly adopted, established a new series of the Corporation's preferred stock described as the "Series 1991 Permanent Preferred Stock" and, in connection therewith, effected the amendment of Article FIFTH of the Corporation's Second Amended and Restated Articles of Incorporation, without shareholder action, pursuant to the provisions of A.C.A. sections 4-27-602 and 4-27-825, setting forth a description thereof, and the preferences, rights, voting powers, restrictions, dividends, qualifications and terms and conditions thereof, as follows:


    "RESOLVED, that Article FIFTH of the Corporation's Second Amended and Restated Articles of Incorporation be hereby amended, such amendment to become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Arkansas, to add the following subparagraph (j) to the end thereof to provide for the establishment of a new series of the Corporation's preferred stock consisting of the Series 1991 Permanent Preferred Stock and the distinguishing characteristics thereof as follows:


        "(j) There is hereby established a new series of the Corporation's preferred stock consisting of one hundred ten thousand (110,000) shares and the designation and the preferences, rights, voting powers, restrictions, dividends, qualifications and terms and conditions pertaining thereto are as follows:


        A.  Designation.  Such series shall be designated "Series 1991
            -----------
    Permanent Preferred Stock, Cumulative, $1.00 Par Value" having a price payable on liquidation of $100 per share ("Liquidation Value") and shall be hereinafter referred to as the "Series 1991 Permanent Preferred Stock."

        	B.  Dividends and Distributions.  The holders of shares of the Series
            ---------------------------
    1991 Permanent Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor and as and when declared by the Board of Directors, cash dividends at the following rates per share per annum:  From the date of issuance to and including the day immediately preceding the third anniversary of the date of issuance, eleven percent (11%) of the Liquidation Value; from the third anniversary of the date of issuance to and including the day immediately preceding the fourth anniversary of the date of issuance, eleven and three-quarters percent (11-3/4%) of the Liquidation Value; and thereafter twelve percent
    (12%) of the Liquidation Value.  Cash dividends on shares of the Series
    1991 Permanent Preferred Stock shall be payable quarterly commencing on such date in the third calendar month following the date of issuance as the date of the month on which issued and continuing on the same date in each third calendar month thereafter; shall accrue from the date of the issuance of such shares; and shall be cumulative from the date of the last quarterly dividend date to which dividends were declared and paid on the
    Series 1991 Permanent Preferred Stock.  Each such dividend shall be paid the holders of record of shares of the Series 1991 Permanent Preferred
    Stock as they appear on the stock register of the Corporation on the 15th day of the month preceding the payment date thereof.  Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record of such date, not exceeding forty-five (45) days preceding the payment date thereof, as may be fixed by the Board of Directors of the
    Corporation, or by a committee of the Board of Directors duly authorized to fix such date.  Dividends payable on the Series 1991 Permanent Preferred
    Stock for each full quarterly dividend period shall be computed by dividing the annual dividend rate by four.  Dividends payable on the Series 1991
    Permanent Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of four 90-day quarters and the actual number of days elapsed during the period for which payable, including the date of payment. Dividends payable on the Series 1991 Permanent Preferred Stock shall be accorded such preference as to payment provided in this Article FIFTH.

        C.  Liquidation Rights.  In the event of any voluntary or involuntary
            ------------------
    liquidation, dissolution or other termination of the Corporation, the holders of shares of the Series 1991 Permanent Preferred Stock shall be entitled to receive, before any distribution is made on any class of stock ranking junior to such Preferred Stock as to the payment of dividends or the distribution of assets, the sum of $100 per share (the Liquidation Value thereof) plus any arrearages in dividends thereon.


        D.  Voting Rights.  Holders of shares of the Series 1991 Permanent
            -------------
    Preferred Stock shall have such voting rights as may be provided from time to time by law and by this Article FIFTH.


        E.  Conversion.  The holders of shares of the Series 1991 Permanent
            ----------
    Preferred Stock shall have no right to convert such shares into shares of Common Stock of the Corporation.


        F.  Preemptive Rights.  The holders of shares of the Series 1991
            -----------------
    Permanent Preferred Stock shall have no preemptive rights on account of such shares.


        G.  Redemption.  (I)  Shares of the Series 1991 Permanent Preferred
            ----------
    Stock are not redeemable for cash prior to the day immediately preceding the third anniversary of the date of issuance. Thereafter, until and including the day immediately preceding the fourth anniversary of the date of issuance, shares of the Series 1991 Permanent Preferred Stock are redeemable, in whole or in part, at the option of the Corporation, for cash, at the redemption price of one hundred three percent (103%) per share of the Liquidation Value thereof and, for redemption dates thereafter, at one hundred percent (100%) per share of the Liquidation Value, plus in each case accumulated but unpaid dividends to the date fixed for redemption.


       (II) In the event the Corporation shall redeem shares of the Series 1991 Permanent Preferred Stock for cash, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than fifteen
    (15) nor more than sixty (60) days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each notice shall state: (1) the redemption date; (2) the number of shares of the Series 1991 Permanent Preferred Stock to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment for the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon such notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price and unpaid dividends) dividends on the shares of the Series 1991 Permanent Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and unpaid dividends) shall cease. Upon surrender in accordance with such notice of the certificate for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price as aforesaid. If less than all the outstanding shares of the Series 1991 Permanent Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series 1991 Permanent Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or in such other random manner as the Board of Directors of the Corporation may determine in good faith. A new certificate shall be issued representing any unredeemed shares of any holder without cost to such holder. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective. The Board of Directors of the Corporation shall determine by resolution whether the shares of the Series 1991 Permanent Preferred Stock so redeemed shall be canceled and retired or whether such shares may, from time to time, be reissued.


        H.  Sinking Fund.  Shares of the Series 1991 Permanent Preferred Stock
            ------------
    shall not be subject to and shall not have the benefit of a sinking fund."


    3. The classification of authorized but unissued shares as set forth in these Articles of Amendment has effected no change in the authorized capital of the Corporation of Seventeen Million Sixty-Six Thousand Six Hundred Sixty-Six (17,066,666) shares of capital stock, consisting of Four Hundred Thousand (400,000) shares of Preferred Stock, $1.00 par value per share, and Sixteen Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (16,666,666) shares of Common Stock, $3.00 par value per share, amounting in the aggregate to Fifty Million Three Hundred Ninety-Nine Thousand Nine Hundred Ninety-Eight Dollars ($50,399,998).

    	4. The date of the adoption of these Articles of Amendment was January 15, 1991.


    IN WITNESS WHEREOF, we have hereunto set our hands as President and Secretary, respectively, of First Commercial Corporation, effective as of January 15, 1991.


                                               /s/ Barnett Grace
                                              ---------------------------
                                               President


                                               /s/ Julie V. Bova
                                              ---------------------------
                                               Secretary

                            ARTICLES OF AMENDMENT
                                    TO THE
                         SECOND AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                         FIRST COMMERCIAL CORPORATION


    The undersigned, Barnett Grace and Julie V. Bova, the President and Secretary, respectively, of First Commercial Corporation, a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas (the "Corporation"), hereby certifies, with respect to the adoption of these Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Corporation, that:


    1.  The name of the Corporation is First Commercial Corporation.


    	2. On September 18, 1990, the Board of Directors of the Corporation, at a meeting duly convened and held, with a quorum present and acting throughout, by resolutions unanimously adopted, established a new series of the Corporation's preferred stock described as "Junior Participating Preferred Stock" and, in connection therewith, effected the amendment of Article FIFTH of the Corporation's Second Amended and Restated Articles of Incorporation, without shareholder action, pursuant to the provisions of A.C.A. sections 4-27-602 and 4-27-825, setting forth a description thereof, and the preferences, rights, voting powers, restrictions, dividends, qualifications and terms and conditions thereof, as follows:


    "RESOLVED, that Article FIFTH of the Corporation's Second Amended and Restated Articles of Incorporation is hereby amended to add the following subparagraph (i) to the end thereof to provide for the establishment of a new series of the Corporation's Preferred Stock as follows:


    (i) There is hereby established a new series of the Corporation's Preferred Stock consisting of one hundred thousand (100,000) of the four hundred thousand (400,000) shares of the Corporation's Preferred Stock authorized in paragraph (a) of this Article FIFTH and the designation and the preferences, rights, voting powers, restrictions, dividends, qualifications and terms and conditions pertaining thereto are as follows:


    (A)  Designation.  Such series shall be designated the "Junior
         -----------
Participating Preferred Stock, cumulative, $1.00 par value" and shall hereinafter be referred to as the "Junior Participating Preferred Stock";

    	(B)  Dividends and Distributions.  (I)  The holders of record of full or
         ---------------------------
fractional shares of Junior Participating Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), or such other payment date as shall be fixed by the Board of Directors within fifteen days before or after such Quarterly Payment Date, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Participating Preferred Stock (the "Original Issue Date"), in an amount per share (rounded to the nearest cent) equal to, but no more than, the greater of
(i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the Original Issue Date. In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Participating Preferred Stock are entitled (without giving effect to such event) under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


	   (II) The Corporation shall declare a dividend or distribution on the Junior Participating Preferred Stock as provided in the paragraph above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The record date for any such dividend or distribution shall be determined by the Board of Directors. Dividends on shares of Junior Participating Preferred Stock shall be cumulative and shall accrue without interest (i) in the case of a dividend payable pursuant to clause (i) of the first paragraph of this subclause (B), from the payment date fixed by the Board of Directors in accordance with this subclause
(B) (or if no such payment date is fixed, from the applicable Quarterly
Dividend Payment Date), or (ii) in the case of a dividend payable on Junior Participating Preferred Stock by reason of a dividend or distribution payable on Common Stock, from the payment date fixed by the Board of Directors with respect to such dividend or distribution payable on Common Stock.

    (C)  Redemption.  (I)  The Corporation, at the option of the Board of
         ----------
Directors, may at any time redeem all and may from time to time redeem any part of the outstanding shares of Junior Participating Preferred Stock at a redemption price per share equal to the Market Price (as hereinafter defined) of the Common Stock on the Trading Day (as hereinafter defined) immediately prior to the date fixed for redemption, multiplied by one hundred, plus in each case a sum equal to any dividends accrued or declared but unpaid. In case of the redemption of a part only of the outstanding shares of Junior Participating Preferred Stock, the shares to be redeemed shall be either redeemed pro rata or selected by lot in such manner as the Board of Directors shall determine.


   (II) In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Junior Participating Preferred Stock were entitled hereunder (without giving effect to such event), shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


   (III) As used herein, the term "Market Price" per share of the Common Stock on any date of determination shall mean the average of the daily closing prices per share of the Common Stock (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if the Company shall at any time
                     --------  -------
(i) declare a dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares in a reclassification of the Common Stock, and such event or an event of a type analogous to any such event shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date of determination. The closing price per share of the Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Corporation; provided,
                                                                      --------
however, that if on any such date the Common Stock is not listed or admitted
- -------
for trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of the Common Stock on such date shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board of Directors of the Corporation, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities, and set forth in a certificate delivered to the Corporation.


   	(IV)  As used herein, the term "Trading Day," when used with respect to the
Common Stock, shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on a national securities exchange, a Business Day (defined to mean any day other than a Saturday, Sunday or a day on which banking institutions in
Little Rock, Arkansas are generally authorized or obligated by law or executive order to close).


    	(D)  Liquidation Rights.  Upon the dissolution, liquidation or winding up
         ------------------
of the Corporation, the holders of the shares of Junior Participating Preferred Stock shall be entitled to receive in cash, before any distribution shall be made to the holders of shares of Common Stock, a payment (the "Preferential Amount") equal to One Hundred Dollars ($100) per share of Junior Participating Preferred Stock, plus an amount equal to any dividend accrued or declared but unpaid and shall further share in the liquidation proceeds with the holders of Common Stock, with the effect that the amount allocable to one share of Junior Participating Preferred Stock shall be (i) the same as the amount allocable to one hundred shares of Common Stock, less (ii) the Preferential Amount, and no more; provided, however, that if the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Junior Participating Preferred Stock were entitled to pursuant to clause (i) appearing above in this sentence (before deduction of the Preferential Amount) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


	    (E)  Conversion or Exchange.  (I)  Except as otherwise provided herein, the
         ----------------------
holders of shares of Junior Participating Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.


   (II) In case the Corporation shall enter into any consolidation, merger, combination, reclassification or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the Original Issue Date declare or pay a dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (F)  Voting.  Each share of Junior Participating Preferred Stock shall be
         ------
entitled to 100 votes, voting with the Common Stock as one class on all matters submitted to a vote of the holders of the Common Stock of the Corporation; provided, that in the event the Corporation shall at any time declare or pay
- --------  ----
any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of this Class were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


    (G)  Fractional Shares.  Junior Participating Preferred Stock may not be
         -----------------
issued in fractions of a share (other than fractions which are integral multiples of one one-hundredth of a share of Junior Participating Preferred Stock). In lieu of fractional shares of Junior Participating Preferred Stock that are not integral multiples of one one-hundredth of a share of Junior Participating Preferred Stock, the Corporation may pay an amount in cash equal to the same fraction of the Market Value of one one-hundredth of a share of Junior Participating Preferred Stock. For purposes of this subclause (G), the "Market Value" of one one-hundredth of a share of Junior Participating Preferred Stock shall be determined in the same manner as set forth for the Common Stock of the Corporation in subclause (C)(III) above. If the "Market Value" per one one-hundredth of a share of Junior Participating Preferred Stock cannot be determined in the manner described in subclause (C)(III) above, the Market Value per share of Junior Participating Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after September 18, 1990) multiplied by the Market Value per share of the Common Stock. If neither the Common Stock nor the Junior Participating Preferred Stock is publicly held or so listed or traded, "Market Value" per share of the Junior Participating Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Corporation and shall be conclusive for all purposes. For all purposes hereof, the "Market Value" of one one-hundredth of a share of Junior Participating Preferred Stock shall be equal to the "Market Value" of one share of Junior Participating Preferred Stock divided by 100."


    3. The classification of authorized but unissued shares as set forth in these Articles of Amendment has effected no change in the authorized capital of the Corporation of Ten Million Four Hundred Thousand (10,400,000) shares of capital stock, consisting of Four Hundred Thousand (400,000) shares of Preferred Stock, $1.00 par value per share, and Ten Million (10,000,000) shares of Common Stock, $3.00 par value per share, amounting in the aggregate to Thirty Million Four Hundred Thousand Dollars ($30,400,000).

    	4. The date of the adoption of these Articles of Amendment was September 18, 1990.


    IN WITNESS WHEREOF, we have hereunto set our hands as President and Secretary, respectively, of First Commercial Corporation, effective as of September 18, 1990.


                                               /s/ Barnett Grace
                                              ---------------------------
                                               President


                                               /s/ Julie V. Bova
                                              ---------------------------
                                               Secretary

                            ARTICLES OF AMENDMENT
                                    TO THE
                         SECOND AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                         FIRST COMMERCIAL CORPORATION


    First Commercial Corporation , a corporation organized and existing under the laws of the State of Arkansas, by its Executive Vice President, does hereby certify:


    1.  	The name of the Corporation filing these Articles of Amendment is
FIRST COMMERCIAL CORPORATION (the "Corporation").


    2. The amendment to the Second Amended and Restated Articles of Incorporation of the Corporation effected by these Articles of Amendment is as follows:


        Subsection (a) of Article FIFTH is amended to read as follows:


        	"(a)  Authorized Shares.  The total number of shares of capital stock
              -----------------
    which this Corporation shall have authority to issue is 17, 066,666, which shall consist of 16,666,666 shares of common stock, all of which shall be
    Three Dollar ($3.00) par value per share (the "Common Stock"), and 400,000 shares of preferred stock, all of which shall be One Dollar ($1.00) par value per share (the "Preferred Stock").


    3. This amendment to the Corporation's Second Amended and Restated Articles of Incorporation will be effectuated through a reclassification of the Corporation's Common Stock in a five-for-three stock split in which the total number of authorized shares of Common Stock of the Corporation will be increased from 10,000,000 to 16,666,666 and the par value will be reduced from $5.00 per share to $3.00 per share. Certificates representing shares of Common Stock of the Corporation issued and outstanding on this date shall hereafter represent the same number of shares of Common Stock of the par value of $3.00 per share, and the Corporation shall issue to each holder of record as of May 2, 1989, a certificate or certificates representing 2/3 of a share of $3.00 par value Common Stock for each share of Common Stock held by such shareholder on that date, with cash payments to be made in lieu of issuing fractional shares.


    	The Board of Directors will make an appropriate adjustment in the number, option price, and kind of shares covered by options granted and outstanding under any employee stock option plans and in the computation of and amount of credits applicable to such options, and the Board of Directors will make an appropriate adjustment in the maximum number of shares on which options may be granted in any one fiscal year under such plans.

    	The aggregate amount of the stated capital of the Corporation which shall be represented by the Common Stock of the par value of $3.00 per share that shall be issued and outstanding upon the effectuation of this amendment shall be the same as the aggregate amount of the stated capital of the Corporation which shall be represented by the Common Stock of the par value of $5.00 per share that shall be issued and outstanding immediately prior to effectuation of this amendment.


    4.  	This amendment was adopted by the Corporation's Board of Directors on
April 18, 1989.


    5.  	This amendment was adopted by the Board of Directors of the
Corporation pursuant to Section 4-27-1002.4. of the Arkansas Code of 1987 Annotated, and, accordingly, shareholder action on the amendment was not required.


    IN WITNESS WHEREOF, Thomas R. Hill, as Executive Vice President, has executed these Articles of Amendment on behalf of the Corporation on the 18th day of April, 1989.


                                          FIRST COMMERCIAL CORPORATION

                                          By:  /s/ Thomas R. Hill
                                              ------------------------
                                              Thomas R. Hill
                                              Executive Vice President

            SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                          FIRST COMMERCIAL CORPORATION


	The following Second Amended and Restated Articles of Incorporation, duly adopted pursuant to the authority and provisions of Title 4, Chapter 27 of the Arkansas Code of 1987 Annotated, amend, restate, integrate, and supersede the Restated Articles of Incorporation of the Corporation effective July 31, 1983.


    FIRST:   NAME.  The name of the Corporation is:
             ----

                          FIRST COMMERCIAL CORPORATION


	    SECOND:  ADOPTION OF ARKANSAS BUSINESS CORPORATION ACT.  The provisions of
             ---------------------------------------------
Title 4, Chapter 27 of the Arkansas Code of 1987 Annotated, as amended and as may be amended or otherwise modified (the "Arkansas Business Corporation Act"), shall apply to the Corporation and to these Second Amended and Restated
Articles of Incorporation.


    	THIRD:   PURPOSES.  The purpose of the Corporation is to engage in any
             --------
lawful act or activity for which corporations may be organized under the Arkansas Business Corporation Act. The primary purpose for which the Corporation is organized, which is provided for informational purposes only, is to engage in the business of a bank holding company and all activities related thereto or permitted to a bank holding company under the Bank Holding Company Act of 1956, as amended or as may be amended or otherwise modified.


	    FOURTH:  POWERS.  The Corporation shall have and exercise all of the powers
             ------
conferred upon corporations by virtue of their existence under, and as authorized by, the Arkansas Business Corporation Act, as may be amended or otherwise modified.


    FIFTH:    AUTHORIZED SHARES AND RIGHTS OF SHAREHOLDERS.
              --------------------------------------------

    (a)  	Authorized Shares.  The total number of shares of capital stock which
         -----------------
this corporation shall have authority to issue is 10,400,000, which shall consist of 10,000,000 shares of common stock, all of which shall be five dollars ($5.00) par value per share (the "Common Stock"), and 400,000 shares of preferred stock, all of which shall be one dollar ($1.00) par value per share
(the "Preferred Stock").

    (b)  	Authority of Board of Directors to Establish Rights of Preferred
         ----------------------------------------------------------------
Stock.  The Board of Directors of the Corporation is authorized, subject to the
- -----
limitations prescribed by the Arkansas Business Corporation Act and the provisions of this Article FIFTH, to provide for the issuance of the shares of Preferred Stock in series, and, by filing articles of amendment pursuant to the Arkansas Business Corporation Act, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:


        (1)  	The number of shares constituting that series and the distinctive designation of that series;


        (2)  	The dividend rate, or the method of calculation thereof, on the shares of that series, the dates on which dividends shall be paid in each year, whether dividends shall be paid in each year, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;


        (3)  	Whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;


        (4)  	With respect to matters as to which the shares of that series shall have voting rights, whether that series is to have a greater quorum or voting requirement than is required by the Arkansas Business Corporation Act;


        (5)  	Whether that series is to have preemptive rights and, if so, the terms and conditions of such preemptive rights;


        (6)  	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;


        (7)  	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;


        (8)  	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;


        (9)  	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (10)  	Any other relative rights, preferences and limitations of that series.


    (c)  	Preferred Stock Dividend Preference.    Dividends on outstanding
         -----------------------------------
shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.


    (d)  	Limitation on Distributions on Common Stock.  So long as any shares
         -------------------------------------------
of Preferred Stock are outstanding, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common
Stock, nor shall shares of Common Stock be redeemed, purchased or otherwise acquired for any consideration nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of Common Stock unless, in each case, the full cumulative dividends on all outstanding shares of the
Preferred Stock shall have been paid for all past dividend payment periods.


    (e)  	Preferred Stock Sinking Fund Preference.  Before any sum or sums shall
         ---------------------------------------
be set aside for or applied to the purchase of Common Stock and before any dividends shall be declared or paid or any distribution ordered or made upon the shares of Common Stock (other than a dividend payable in shares of Common
Stock), the Corporation shall comply with the sinking fund provisions, if any, of any articles of amendment providing for the issue of any series of Preferred
Stock, any shares of which shall at the time be outstanding.


    (f)  	Dividends on Common Stock.  Subject to the provisions of subparagraphs
         -------------------------
(d) and (e) above, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.


    (g)  	Special Voting Rights of Preferred Stock.  If at the time of any
         ----------------------------------------
annual meeting of stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a voting group without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a voting group without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for that purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the remaining Preferred Director and filed with the Corporation, and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the voting group without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.


    (h)  	Distributions in Event of Liquidation, Dissolution, or Winding Up.  In
         -----------------------------------------------------------------
the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock of each series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock, an amount determined as provided in the articles of amendment providing for the issue of such series.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of
Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.


    SIXTH:    DIRECTORS
              ---------


    (a)  	Number, Election and Terms of Directors.  The number of directors
         ---------------------------------------
shall be not less than nine (9) nor more than thirty-four (34) persons, exclusive of such persons to be elected as directors by the holders of Preferred Stock pursuant to the provisions of Article FIFTH, paragraph "g" hereof. Except as otherwise fixed pursuant to the provisions of Article FIFTH, paragraph "g" hereof relating to the rights of the holders of Preferred Stock to elect additional directors under specified circumstances, the exact number of Directors of the Corporation shall be fixed from time to time by or in the manner provided by the Bylaws. The Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1991, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.


    (b)  	Stockholder Nomination of Director Candidates and Advance Notice of
         -------------------------------------------------------------------
Matters to be Brought Before an Annual Meeting.  Advance notice of nominations
- ----------------------------------------------
for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.
Advance notice of matters to be brought before an annual meeting, other than matters specified in the notice of the meeting given by or at the direction of the Board of Directors, shall be given in the manner provided in the Bylaws.


    (c)  	Newly Created Directorships and Vacancies.  Subject to the rights of
         -----------------------------------------
any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors to fill vacancies on the Board of Directors resulting from death, resignation, disqualification, or removal of the Directors so elected, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining
Directors then in office, even though less than a quorum of the Board of
Directors.  Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified.  No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


    (d)  	Removal of Directors.  Subject to the rights of any class or series of
         --------------------
stock having preference over the Common Stock as to dividends or upon liquidation to elect Directors and to remove the Directors so elected, no director shall be removed from the Board of Directors by action of the stockholders of the Corporation during his appointed term other than for cause.


    (e)  	Amendment or Repeal.  Notwithstanding anything contained in these
         -------------------
Second Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of Common Stock shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article SIXTH or any provision hereof.


    SEVENTH:  STOCKHOLDER ACTION AND BYLAWS.
              -----------------------------


    (a)  	Stockholder Action.  Any action required or permitted by the Arkansas
         ------------------
Business Corporation Act to be taken at a meeting of stockholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.  The consents signed under this provision, taken together, shall have the same force and effect as a unanimous vote of stockholders.


    (b)  	Bylaws.  The Board of Directors shall have power to make, alter, amend
         ------
and repeal the bylaws (except so far as the Bylaws adopted by the stockholders shall otherwise provide).  Any Bylaws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders.  Notwithstanding the foregoing and anything contained in these
Second Amended and Restated Articles of Incorporation to the contrary, Sections
1.11, 1.12 and 1.13 of Article I, and Sections 2.2, 2.3(E), and 2.9 of Article
II of the Bylaws (Bylaw provisions relating to informal action by stockholders without a meeting, nomination of director candidates, notice of matters to be brought before an annual meeting, the number, election and terms of directors, the removal of directors, and the filling of vacancies) shall not be altered, amended or repealed and no provisions inconsistent therewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of Common Stock.

    (c)  	Amendment of Repeal.  Notwithstanding anything contained in these
         -------------------
Second Amended and Restated Articles of Incorporation to the contrary the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of Common Stock shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article SEVENTH or any provision hereof.


    EIGHTH:   FAIR PRICE PROVISION.
              --------------------


    (a)  Vote Required for Certain Business Combinations.
         -----------------------------------------------


        1.  	Higher Vote for Certain Business Combinations.  In addition to any
            ---------------------------------------------
    affirmative vote required by law or these Second Amended and Restated
    Articles of Incorporation, and except as otherwise expressly provided in Second (b) of this Article EIGHTH,


            (A)	  any merger or consolidation of the Corporation or any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or


            (B)  	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested
        Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or


            (C)  	the issuance or transfer by the Corporation or any Subsidiary
        (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any
        Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or


            (D)  	the adoption of any plan or proposal for the liquidation or
        dissolution of the Corporation proposed by or on behalf of any
        Interested Stockholder or any Affiliate of any Interested Stockholder;
        or


            (E)  	the adoption of any plan of share exchange between the
        Corporation or any Subsidiary with any Interested Stockholder or any other person which is, or after such share exchange would be, an Affiliate of any Interested Stockholder; or

            (F)  	any reclassification of securities (including any reverse
        stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary (as hereinafter defined) or the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;


shall require the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of Common Stock. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.


        2.  Definition of "Business Combination".  The term "Business
            ------------------------------------
    Combination" used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of clauses (A) through (F) of Paragraph 1 of this Section (a).


    (b)  	When Higher Vote is Not Required.  The provisions of Section (a) of
         --------------------------------
this Article EIGHTH shall not be applicable to any particular Business
Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Second Amended and
Restated Articles of Incorporation, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:


        1.  	Approval by Disinterested Directors.  The Business Combination
            -----------------------------------
    shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).


        2.  	Price and Procedure Requirements.  All of the following conditions
            --------------------------------
    shall have been met:


            (A)  	The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business
        Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:


                	(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees)
            paid by the Interested Stockholder for any shares of Common Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business
            Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and


                	(ii)  the Fair Market Value per share of Common Stock on the
            Announcement Date or on the date on which the Interested
            Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.


            (B)  	The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(B) shall be required to be met with respect to every class of outstanding stock, whether or not the
         Interested Stockholder has previously acquired any shares of a particular class of stock;


            	    (i)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
            fees) paid by the Interested Stockholder for any shares of such class of stock acquired by it (a) within the two-year period immediately prior to the Announcement Date or (b) in the
            transaction in which it became an Interested Stockholder, whichever is higher;


               (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary liquidation, dissolution or winding up on the Corporation; and


             	 (iii) the Fair Market Value per share of such class of stock on the Announcement Date or on the Determination Date, whichever is higher.


            (C)  	The consideration to be received by holders of a particular
        class of outstanding stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of stock.  If the Interested Stockholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.  The price determined in accordance with paragraph 2(A) and 2(B) of this Section (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.


            (D)  	After such Interested Stockholder has become an Interested
        Stockholder and prior to the consummation of such Business Combination:
        (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock
        (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and
        (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Common Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.


            (E)  	After such Interested Stockholder has become an Interested
        Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary whether in anticipation of or in connection with such Business Combination or otherwise.


            (F)  	A proxy or information statement describing the proposed
        Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    (C)  Certain Definitions.  For the purpose of this Article EIGHTH:
         -------------------


        1.	  A "person" shall mean any individual, firm, corporation or other entity.


        2.  	"Interested Stockholder" shall mean any person (other than the
     Corporation or any Subsidiary) who or which:


            (A)  	is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the outstanding Common Stock; or


            (B)  	is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Common Stock; or


            (C)  	is an assignee of or has otherwise succeeded to any shares of
        Common Stock which were at any time within the two-year
        period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of
        1933, as amended.


        3.	  A person shall be a "beneficial owner" of any Common Stock:


            (A)  	which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or


            (B)  	which such person or any of its Affiliates or Associates has
        (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or


            (C)  	which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or
        Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of
        Common Stock.

        4.  	For the purpose of determining whether a person is an Interested
    Stockholder pursuant to paragraph 2 of this Section (c), the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section (c) but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


        5.  	"Affiliate" or "Associate" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1988.


        6.  	"Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the
    Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Interested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.


        7.  	"Equity Security" shall have the meaning ascribed to such term in
    Section 3(A)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1988.


        8.  	"Fair Market Value" means: (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and
    (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.


        9.  	"Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation;

    provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this Section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.


        10.  	In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs 2(A) and (B) of section (b) of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding stock retained by the holders of such shares.


    (d)  	Powers of the Board of Directors.  A majority of the Directors shall
         --------------------------------
have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate or
Associate of another, (4) whether the assets which are the subject of any
Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business
Combination has, an aggregate Fair Market Value of $10,000,000 or more.  A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.


    (e)  	No Effect on Fiduciary Obligations of Interested Stockholders.
         -------------------------------------------------------------
Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


    (f)  	Amendment or Repeal.  Notwithstanding any other provisions of these
         -------------------
Second Amended and Restated Articles of Incorporation or the Bylaws (and
notwithstanding the fact that a lesser percentage may be specified by law, these Second Amended and Restated Articles of Incorporation or the Bylaws) the
affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of Common Stock shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH or any provision hereof.


    NINTH:    REGISTERED OFFICE AND AGENT.  The address of the registered
              ---------------------------
office of this Corporation and the name of its registered agent at such address are as follows:

    REGISTERED AGENT                 REGISTERED OFFICE
    ----------------                 -----------------
    William H. Bowen           200 First Commercial Building
                               Capitol and Broadway Streets
                               Little Rock, Arkansas 72201


    TENTH:   INCORPORATIONS.  The name and post office address of the
             --------------
incorporators and the number of shares of common stock subscribed by them, as set forth in the original Articles of Incorporation of the Corporation and which information is provided herein for informational purposes only, are as follows:


          Name                     Address                  Amount
          ----                     -------                  ------

    William H. Bowen      200 First Commercial Bldg.     100 Shares
                          Little Rock, AR  72201         Common Stock

    William H. McLean     200 First Commercial Bldg.     100 Shares
                          Little Rock, AR  72201         Common Stock


    ELEVENTH: LIMITATION OF DIRECTOR LIABILITY.
              --------------------------------


    (a)  	To the fullest extent permitted by the Arkansas Business Corporation
Act, as currently in effect on the date of the adoption of these Second Amended and Restated Articles of Incorporation or as may hereafter be amended or modified, or any other applicable law presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders of monetary damages for or with Corporation or its shareholders of monetary damages for or with respect to any acts or omissions in the performance of his duties.


    (b)  	Any repeal or modification of the foregoing subparagraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


    TWELFTH:  INDEMNIFICATION.
              ---------------


    (a)  	Every person who is or was an executive officer or director of the
Corporation and who also is or was a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative or by or in the right of the Corporation, by reason of the fact that he is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Arkansas Business Corporation
Act, as currently in effect on the date of the adoption of these Second Amended and Restated Articles of Incorporation or as hereafter may be amended or modified, but in the case of any such amendment, only to the extent that such amendment permits the Corporation to give broader indemnification rights than said law permitted the Corporation to provide prior to such amendment. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or executive officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of shareholders, provision of law, or otherwise, as well as his rights under this Article TWELFTH.


    (b)  	Expenses incurred by any person who is or was an executive officer or director of the Corporation in defending a civil, criminal, administrative, or investigative action, suit or proceeding by reason of the fact that he is or was a director or executive officer of the Corporation or was serving at the
Corporation's request as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent legally permissible under and pursuant to the Arkansas Business Corporation Act, as currently in effect or as hereafter may be amended or modified, but in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader rights to payment of expenses than said law permitted the Corporation to provide prior to such amendment or modification.
Such right to payment of expenses shall be a contract right that may be enforced in any lawful manner by such person.


    (c)  	If any provision of this Article TWELFTH or the application thereof to any person or circumstance is adjudicated invalid, such invalidity shall not affect other provisions or applications of this Article TWELFTH which lawfully can be given without the invalid provision or application.


    THIRTEENTH:  AMENDMENT TO ARTICLES OF INCORPORATION.   From time to time
                 --------------------------------------
any of the provisions of these Second Amended and Restated Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Arkansas at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the shareholders of the Corporation by these Second Amended and Restated Articles of Incorporation are granted subject to the provisions of this Article.


    	The number of shares of common stock outstanding and entitled to vote at the annual meeting of the shareholders of the Corporation held on May 17, 1988

(the "Annual Meeting"), was 4,161,701. At the Annual Meeting, the shareholders of the Corporation considered and approved the following amendments to the existing Amended and Restated Articles of Incorporation of the Corporation by the respective votes set forth, resulting in the adoption of these Second Amended and Restated Articles of Incorporation.


                                                     Number of Shares Voted
                                                     ----------------------
                                                      In Favor    Against
                                                     ----------  ----------

    1.  Proposal to amend and restate                 2,964,760      16,192
        the Company's existing Restated
        Articles to adopt the New
        Business Corporation Act (the
        "New Act") as the corporate law
        which shall govern the affairs
        of the Company.

    2.  Proposal to amend and restate                 2,954,604      17,088
        Company's existing Restated
        Articles to eliminate the
        liability of directors to the
        Company or its shareholders for
        monetary damages for or with
        respect to any acts or
        omissions in the performance of
        their duties, to the fullest
        extent permitted by the New Act.

    3.  Proposal to amend and restate                 2,965,668      15,103
        the Company's existing Restated
        Articles to require indem-
        nification of directors and
        officers of the Company to the
        fullest extent permitted under
        Arkansas law.

    4.  Proposal to amend and restate                 2,938,668      23,746
        the Company's existing Restated
        Articles to permit the Board of
        Directors to further amend the
        Company's articles without
        shareholder action to establish
        certain preferences, limita-
        tions and relative rights of
        one or more series of preferred
        stock.

    5.  Proposal to amend and restate                 2,950,486      29,640
        the Company's existing Restated
        Articles to stagger the terms
        of directors by dividing the
        directors into three classes,
        as nearly equal in number as
        possible.

    6.  Proposal to amend and restate                 2,960,484      21,392
        the Company's existing Restated
        Articles to acquire advance
        notice from shareholders of
        nominations for the election
        of directors and of matters to
        be considered at an annual
        meeting.

    7.  Proposal to amend and restate                 2,927,615      41,840
        the Company's existing Restated
        Articles to allow only the
        remaining directors to fill
        vacancies on the Board of
        Directors, except as otherwise
        fixed in the Second Amended and
        Restated Articles relating to
        the rights of the holders of
        any class or series of stock
        having a preference over the
        common stock as to dividends or
        upon liquidation to elect
        directors and to fill vacancies
        under specified circumstances.

    8.  Proposal to amend and restate                 2,926,763      41,583
        the Company's existing Restated
        Articles to allow the removal
        of directors from the Board of
        Directors by shareholders only
        for cause.

    9.  Proposal to amend and restate                 2,941,916      22,503
        the Company's existing Restated
        Articles to allow shareholders
        to take action informally
        without a meting only by una-
        nimous written consent.

    10.  Proposal to amend and restate                2,938,493      23,244
         the Company's existing Restated
         Articles to allow the amendment
         of Bylaw provisions relating to
         nominations of directors,
         notice from stockholders of
         matters to be brought before an
         annual meeting, special
         meetings, the taking of action
         by shareholders without a
         meeting, the number, election
         and terms of directors, the
         removal of directors, and the
         filling of vacancies to be made
         only with the consent of the
         holders of at least eighty per-
         cent (80%) of the votes
         entitled to be cast by the
         holders of common stock.

    11.  Proposal to amend and restate                2,939,511      26,484
         the Company's existing Restated
         Articles to acquire the appro-
         val of the holders of at least
         eighty percent (80%) of the
         votes entitled to be cast by
         the holders of common stock for
         any business combination bet-
         ween the Company and an
         "Interested Stockholder" of the
         Company, unless the transaction
         is approved by a majority of
         the disinterested directors or
         unless the price paid to all
         shareholders in connection with
         the transaction meets certain
         standards of fairness as set
         forth in the Second Amended and
         Restated Articles.

    12.  Proposal to amend and restate                2,927,714      23,414
         the Company's existing Restated
         Articles to allow amendment,
         modification, or repeal of the
         provisions referred to in Items
         5, 6, 7, 8, 9, 10, and 11 above
         to be made only with the con-
         sent of the holders of at least
         eighty percent (80%) of the
         votes entitled to be cast by
         the holders of common stock.

    13.  Proposal to amend and restate                2,944,243      22,587
         the Company's existing Restated
         Articles by deleting provisions
         which are no longer required by
         the New Act or which are incon-
         sistent with the Items referred
         to above.


    	IN WITNESS WHEREOF, we have made and subscribed these Second Amended and Restated Articles of Incorporation on this 17th day of May, 1988.


                                          FIRST COMMERCIAL CORPORATION

                                          By:  /s/ William H. Bowen
                                              ------------------------
                                               Chairman of the Board and
                                               Chief Executive Officer

  ATTEST:

   /s/ June M. Baskin
  ------------------------
   Secretary

                                  VERIFICATION
                                  ------------


STATE OF ARKANSAS  )
                   ) ss
COUNTY OF PULASKI  )


    	We, William H. Bowen and June M. Baskin, being first duly sworn, do hereby state that we are the Chairman of the Board and Chief Executive Officer and Secretary, respectively, of First Commercial Corporation, an Arkansas corporation; that we are duly authorized in our respective capacities to execute the Second Amended and Restated Articles of Incorporation on behalf of First Commercial Corporation; that each of us has read the foregoing Second Amended and Restated Articles of Incorporation; that the matters set forth therein are true and correct; and that we have so signed, executed and delivered the Second Amended and Restated Articles of Incorporation for the uses and purposes therein set forth.


  /s/ June M. Baskin               /s/ William H. Bowen
 ------------------------         ------------------------
  Secretary                        Chairman of the Board and
                                   	Chief Executive Officer


    SUBSCRIBED AND SWORN to before me on this 17th day of May, 1988.


                                   /s/ Patricia Petroff
                                  ------------------------
                                   Notary Public

 My commission expires:

         5/9/91
 ----------------------
 (SEAL)